Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of the undersigned officers of Quanta Services, Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge that:
1.the accompanying Form 10-K report for the period ending December 31, 2023 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 22, 2024
/s/ EARL C. AUSTIN, JR.
Earl C. Austin, Jr.
President and Chief Executive Officer
Dated:	February 22, 2024
/s/ JAYSHREE S. DESAI
Jayshree S. Desai
Chief Financial Officer